DEAN HELLER                                      EXHIBIT 3.I-1
[NEVADA  Secretary of State                                       -----
 STATE   204 North Carson Street, Suite 1                 FILED# C173-85
 SEAL]   Carson City, Nevada 89701-4299                          -------
         (775) 684-5708                                    NOV 02 2004
         Website: secretaryofstate.biz
                                                        IN THE OFFICE OF
                                                        /s/ Dean Heller
--------------------------------------------------        DEAN HELLER,
         Certificate of Amendment                      SECRETARY OF STATE
    (PURSUANT TO NRS 78.385 and 78.390)
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Important: Read attached instructions                           ABOVE SPACE IS
before completing form.                                      FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation: Crescent Communications, Inc.
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2. The articles have been amended as follows (provide article numbers, if available):
     The name of the Corporation is changed to Bluegate Corporation. The total
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     number of shares which the Corporation is authorized to issue is
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     60,000,000. The number of Common shares authorized is 50,000,000 and the
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     par value of each share is $.001 per share. The number of preferred shares
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     authorized is 10,000,000 and the par value of each such share is $.001 per
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     share.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:  majority vote          *
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4.  Effective date of filing (optional):
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                                           (must not be later than 90 days
                                            after the certificate is filed)

5.  Officer Signature (required):  /s/ Manfred Sternberg
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*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This filing must be accompanied by                     Nevada Secretary of State
appropriate fees.  See attached fee                        AM  78.385 Amend 2003
schedule.                                                       Revised 11/03/03